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May 11, 2006

Securities and Exchange Commission

100 F Street, N.E

Washington, D.C. 20549

Re: Seneca-Cayuga Bancorp, Inc.

Ladies and Gentlemen:

We have read the disclosure required by Item 23 of Form SB-2, as contained in the registration statement on Form SB-2 dated May 12, 2006, of Seneca-Cayuga Bancorp, Inc. and are in agreement with the statements contained under “Change in Accountants” therein as they relate to Mengel, Metzger, Barr & Co. LLP.

Very truly yours,

/s/ Mengel, Metzger, Barr & Co. LLP

MENGEL, METZGER, BARR & CO. LLP

Partners:					Consultants:

James H. Barr	Thomas R. Chiavetta	Mark J. Kovaleski	Donald G. Quick	Gordon D. Schuehler	P. Gerard Sokolski

Kenneth J. Burke	Stephen A. Eckler	Judith G. Mclntosh	James W. Rahmlow	Katherine E. Stickler

	Raymond J. Jacobi, Jr.	Richard J. Mengel	Gary H. Riopko	Thomas L. Wolf

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